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                                                                 EXHIBIT 23.3

                      CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Amendment No. 6 on Form S-3 to Form SB-2 in the Registration Statement (Form S-3, No. 333-476-LA) and related Prospectus of SuperGen, Inc. for the registration of 4,477,402 shares of its common stock and 328,500 warrants exercisable for common stock of our report dated January 31, 1996 with respect to the financial statements of Sparta Pharmaceuticals, Inc. included in SuperGen, Inc.'s Form 8-K dated August 26, 1999.

                                              /s/ ERNST & YOUNG LLP


Raleigh, North Carolina
October 13, 1999